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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                               MARCH 18, 1998
              Date of Report (Date of earliest event reported)



                           UNION TANK CAR COMPANY
           (Exact name of registrant as specified in its charter)



            DELAWARE               1-5666              36-3104688
         (State or other         (Commission         (IRS Employer
         jurisdiction of        File Number)       Identification No.)
         incorporation)


          225 W. WASHINGTON STREET, CHICAGO, IL               60606
        (Address of principal executive offices)           (Zip Code)



      Registrant's telephone number, including area code (312)372-9500



--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.
-----------------------

     On March 18, 1998, Union Tank Car Company (the "Company") entered into an Underwriting Agreement with Salomon Brothers Inc relating to the issuance and sale of $97,852,000 principal amount of Pass Through Certificates, Series 1998-A (the "Pass Through Certificates"). The proceeds from the sale of the Pass Through Certificates were used to purchase a like principal amount of equipment notes issued by the trustee of an owner trust (the "Owner Trustee") in connection with a leveraged lease transaction to finance a portion of the cost of certain tank cars and covered hopper cars that were purchased by the Owner Trustee and leased to the Company. The Pass Through Certificates were registered under the Securities Act of 1933 pursuant to the Company's Registration Statement on Form S-3 (333-45105).

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------

     (a)-(b)   Not applicable.

         (c)   Exhibits.

1(a) Underwriting Agreement, dated March 18, 1998, between the Company and Salomon Brothers Inc.

4(a)(1) Pass Through Trust Agreement 1998-A, dated as of March 18, 1998, between the Company and Harris Trust and Savings Bank.

4(a)(2)        Form of Pass Through Certificate (included in Exhibit 4(a)(1)).

4(b)(1) Participation Agreement, dated as of March 18, 1998, among the Company, Wilmington Trust Company, FNBC Leasing Corporation and Harris Trust and Savings Bank.

4(b)(2) Equipment Lease Agreement, dated March 30, 1998, between Wilmington Trust Company and the Company.

4(b)(3) Lease Supplement No. 1, dated March 30, 1998, between Wilmington Trust Company and the Company.

4(b)(4) Trust Indenture and Security Agreement, dated March 30, 1998, between Wilmington Trust Company and Harris Trust and Savings Bank.

4(b)(5)        Form of Equipment Note (included in Exhibit 4(b)(4)).

4(b)(6) Trust Indenture Supplement No. 1, dated March 30, 1998, between Wilmington Trust Company and Harris Trust and Savings Bank.

4(b)(7) Appendix A to Participation Agreement, Equipment Lease Agreement and Trust Indenture and Security Agreement - Definitions.

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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNION TANK CAR COMPANY



                                        By:   /s/ R.C. Gluth
                                            -----------------------------
                                            R.C. Gluth
                                            Executive Vice President


Date:  April 29, 1998







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